EXHIBIT B

                                POWER OF ATTORNEY

           The undersigned, General Electric Company, a New York corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

                     Name of Attorney:          Joan C. Amble
                                                Nancy E. Barton
                                                Jeffrey S. Werner
                                                Leon E. Roday
                                                Michael A. Gaudino
                                                Robert O. O'Reilly, Sr.
                                                Preston Abbott
                                                Murry K. Stegelmann
                                                James Ungari
                                                J. Gordon Smith
                                                Michael E. Pralle
                                                Iain MacKay
                                                Jonathan K. Sprole
                                                Barbara J. Gould
                                                Robert L. Lewis
                                                Wendy E. Ormond
                                                Mark F. Mylon

           Each Attorney shall have the power and authority to do the following:

           To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by General Electric Capital Services, Inc., General Electric Capital Corporation or any of their subsidiaries;

           And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

           Agreements, commitments, documents, instruments, and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.


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           Unless sooner revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on March 31, 2002.

           IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 22nd day of February, 2000.

                                         General Electric Company

           (Corporate Seal)              By: /s/ Philip D. Ameen
                                             ----------------------------------
                                             Philip D. Ameen, Vice President

Attest:

/s/ Robert E. Healing
-----------------------------------------
Robert E. Healing, Attesting Secretary













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